MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is entered into as of this day of November, 2018, by and between ZENAPAY, INC. an Illinois corporation with its principal place of business at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 (“COMPANY”) and Epazz, Inc., a Wyoming corporation with a principal place of business at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 ("Executive Manager").

WHEREAS, COMPANY is a limited liability company to develop and provide software products;

and

WHEREAS, Executive Manager is in the business of managing software development and support operations for software companies; and

WHEREAS, COMPANY has requested Executive Manager, and Executive Manager has agreed, to provide services as the manager of COMPANY and to manage the business and affairs of COMPANY in accordance with the terms and conditions set forth in this Agreement, the applicable state law.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Appointment of Executive Manager. COMPANY hereby engages Executive Manager, and Executive Manager hereby agrees, upon the terms and subject to the conditions set forth herein, to provide certain services to COMPANY as the manager of COMPANY, Executive Manager shall have full, complete, and exclusive discretion to manage and control the business, affairs and properties of COMPANY.

2.Executive Manager's Responsibilities and Authority. In connection with the duties assumed or assigned hereunder, Executive Manager shall supervise the operations, wherever such offices may be located, consistent and in accordance with the terms and conditions set forth in this Agreement. Executive Manager’s authority, obligations and responsibilities include, but are not limited to, the following:

(a)Executive Manager may negotiate, execute and deliver on behalf of COMPANY such agreements, license agreements, contracts of sale, and other documents as it deems necessary and appropriate in its sole discretion to give effect to any conveyances, leases, and to procure labor, materials, or services including, without limitation, the services of professionals.

(b)Executive Manager is authorized and directed to set up any and all necessary bank accounts on behalf of COMPANY for the payment of COMPANY's operating expenses and, in connection therewith, to designate persons authorized to sign such checks, which persons may or may not be employees of Executive Manager.

(c)Executive Manager may acquire assets on behalf of COMPANY as is necessary and appropriate in managing the business and affairs of COMPANY.

(d)Executive Manager shall purchase the following insurance on behalf of COMPANY: (i) for each COMPANY location, property insurance on contents as well as improvements and betterments, if necessary; (ii) general liability insurance for premises and operations; (iii) workers compensation and employer’s liability insurance; (iv) hired and non-owned automobile liability insurance; (v) $1,000,000 umbrella liability insurance policy; (vi) commercial crime insurance coverage, together with any surety bonds required by state laws or regulations; (vii) directors and officers liability insurance; (viii) title agents errors and omissions coverage; and (ix) group medical, life, accidental death and dismemberment and long-term disability insurance for COMPANY employees.

(e)Executive Manager shall prepare such budgets and periodic reports for COMPANY as it deems necessary and appropriate, and Executive Manager shall provide such budgets and reports to the members of COMPANY. If COMPANY is required to have an annual audit, Executive Manager shall coordinate such audit at COMPANY’s expense.

(f)Executive Manager shall coordinate, at COMPANY’s expense, the timely filing of all tax returns required under applicable state and federal laws.

(g)Executive Manager shall hold meetings of directors and/or members in person or via conference call as necessary or required, or may request that action be taken by written consent; provided, however, that Executive Manager shall act in accordance with the applicable laws and regulations in doing so.

(h)Executive Manager may perform all other acts as may be necessary or appropriate to conduct COMPANY’s business, subject to all conditions and limitations set forth in this Agreement.

Notwithstanding anything to the contrary which may be contained herein, the Executive Manager may not borrow funds on behalf of COMPANY from any source, including, but not limited to, banks, lending institutions and other third parties, Executive Manager may not grant security interests in COMPANY's assets. Furthermore, the Executive Manager may not invest COMPANY's funds.

3.Term and Termination. The initial term of this Agreement shall be twenty (20) years; provided, however, that this Agreement may be terminated, or extended, at any time following the date hereof upon mutual agreement of Executive Manager and COMPANY or any Manager thereof.

4.Management Fee. In consideration of the services provided hereunder, COMPANY shall pay Executive Manager forty-five (45%) percent mark-up per month (the “Management Fee”) of the total expenses generated by COMPANY. Executive Manager shall provide monthly invoices.

5.Compliance. Executive Manager shall perform its duties hereunder in compliance with this Agreement, and all applicable state and federal laws and regulations including, without limitation, tax, employment, licensing and insurance laws and regulations.

6.Assignment. This Agreement is not assignable by either party hereto without the prior written consent of the other party. The terms, promises, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.

7.Indemnification. COMPANY shall indemnify and hold harmless Executive Manager and each of its any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives and Affiliates (each, a “Related Party,” and together with Executive Manager, an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise (not including the Senior Creditor), relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and COMPANY will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. COMPANY will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the wilful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of COMPANY, under this Section 8 shall be in addition to any liability which COMPANY may otherwise have, shall extend upon the same terms and conditions to any Affiliate of Executive Manager and any Related Party or controlling persons (if any), as the case may be, of Executive Manager and any such Affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of COMPANY, Executive Manager, any such Affiliate and any such Related Party or other person. The provisions of this Section 7 shall survive the termination of this Agreement. Notwithstanding anything which may be contained herein to the contrary, this Section 7 shall not be applicable with respect to any losses, claims, actions, damages or liabilities or otherwise which the Senior Creditor may have against or which may be owing by (as applicable) the Executive Manager.

8.Non-waiver. Failure of either party to enforce any provision of this Agreement shall not operate or be construed as a waiver of any such provision or provisions, nor prevent such party from thereafter enforcing any of its rights with respect to other or further violations of the Agreement.

9.Entirety. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and it supersedes all prior written or oral agreements and undertakings with respect to such subject matter. This Agreement may be modified only by a writing signed by both parties to this Agreement.

10.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement,

12.Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any dispute arising out of this Agreement shall be adjudicated in the federal or state courts located in Broward County, State of Florida.

13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.Notice. All notices, requests, demands, payments and other communications hereunder shall be deemed to have been duly given if sent in writing, by hand delivery or certified mail, to the address set forth in the preamble hereof, or to such other address as may be given to the other party in writing. Notice of change of address shall be effective only upon receipt.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the date first above written.

ZENAPAY, INC.

An Illinois Corporation

By: “Shaun Passley”  Name: Shaun Passley

Title: Chief Executive Officer

EPAZZ, INC.

a Wyoming corporation

By: “Shaun Passley”  Name: Shaun Passley

Title: President

Amendment One dated January 11, 2019 to the MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is entered into as of this 31th day of August 2017, by and between ZENAPAY, INC. an Illinois corporation (currently British Columbia) with its principal place of business at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 (“COMPANY”) and Epazz, Inc., a Wyoming corporation with a principal place of business at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 ("Executive Manager").

Section 4 (Management Fee) of the agreement will be changed

The parties agree to change the management fee rate from 45% to 20% as of January 31st, 2019

4. Management Fee. In consideration of the services provided hereunder, COMPANY shall pay Executive Manager twenty (20%) percent mark-up per month (the “Management Fee”) of the total expenses generated by COMPANY. Executive Manager shall provide monthly invoices.

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the date first above written.

ZENAPAY, INC.

A British Columbia Corporation

By: “Shaun Passley”

Name: Shaun Passley

Title: Chief Executive Officer

EPAZZ, INC.

a Wyoming corporation

By: “Shaun Passley”

Name: Shaun Passley Title: President